LUCK LOYAL INTERNATIONAL INVESTMENT LIMITED

AND

NEW-METAL (H.K.) TECHNOLOGY LIMITED

REGARDING

100% EQUITY INTERESTS OF
SHENZHEN GUOFA OPTOELECTRONICS CO., LTD.

EQUITY TRANSFER CONTRACT

CONTENTS

This Equity Transfer Contract (the “Contract”) is entered into by and between the following two parties on January 21, 2011 in Shenzhen.

PARTY A: NEW-METAL (H.K.) TECHNOLOGY LIMITED
Address of Registered Office: Room 701, Sino Centre, 582-592 Nathan Road, Mongkok, Kowloon, Hong Kong

PARTY B: LUCK LOYAL INTERNATIONAL INVESTMENT LIMITED
Address of Registered Office: 13/F., Shum Tower, 268 Des Voeux, Road Central, Hong Kong

WHEREAS,

A.	Party A is a limited liability company incorporated and validly existing under the laws of Hong Kong Special Administrative Region, the PRC (“Hong Kong”).

B.
Shenzhen Guofa Optoelectronics Co., Ltd. (the “Company”) is a wholly foreign-owned enterprise incorporated and validly existing under the laws of the PRC. The registered capital of the Company is USD 1,000,000 and Party A currently holds 100% of the Company’s equity interests.

C.	Party B is a limited liability company incorporated and validly existing under the laws of Hong Kong.

D.
Party A agrees to transfer 100% of the Company’s equity interests held by it to Party B once the conditions set forth herein are satisfied; Party B agrees to purchase the aforesaid equity interest from Party A once the conditions set forth herein are satisfied.

NOW THEREFORE, the Parties hereby agree as follows:

Article 1     Definition

1.1	Party A	means	New-metal (H.K.) Technology Limited
1.2	Party B	means	Luck Loyal International Investment Limited
1.3	Company	means	Shenzhen Guofa Optoelectronics Co., Ltd.
1.4	Target Equity Interest	means
the 100% equity interests of the Company held by Party A proposes to be transferred to Party B and all the rights attached thereto including titles, profit distribution rights, assets distribution rights and all the other rights enjoyed by the Company’s shareholder(s) according to the Company’s articles of association and PRC laws.

1.5	Equity Transfer	means	the transfer of the Equity Interest currently held by Party A to Party B according to this Contract.
1.6	Completion Date of Equity Transfer	means	the date on which the Company obtains its new business license.
1.7	PRC	means	the People’s Republic of China (exclusive of Hong Kong and Macao Special Administrative Regions and Taiwan for the purpose of this Contract)
1.8	Equity Transfer Price	means
the consideration for the Equity Transfer from Party A to Party B, which shall be the US dollars equivalent to RMB42,673,736 (RMB forty two million six hundred seventy three thousand seven hundred and thirty six).

1.9	Affiliate	means
any entity whether or not incorporated as a legal person, (a) who owns or actually controls shares/assets or equities of such entity; (b) whose shares/assets or equities are owned or actually controlled by such entity; (c) who, together with such entity, is owned or actually controlled by the same entity; (d) directors, supervisors and officers of such entity, and close relatives of any of the foregoing persons; and (e) who is owned or actually controlled by any of the foregoing persons as described in (d). Close relatives includes a spouse, lineal relatives, lineal relatives of a spouse and collateral relatives by blood within three generations.

Article 2     Equity Transfer

2.1	Upon the fulfillment of the conditions precedent set forth in Article 4.1 hereof, Party A agrees to transfer to Party B, and Party B agrees to receive from Party A, the Target Equity Interest.

2.2
The Parties shall take every measure to procure the Company to acquire all governmental approvals which are necessary to the Equity Transfer contemplated hereunder and make the amendment to the registration with the Administration for Industry and Commerce within 120 working days following the execution date of this Contract.

Article 3     Equity Transfer Price and Closing

3.1
The Parties hereby agree that the Equity Transfer Price shall be the US dollars equivalent to RMB42,673,736 (the “Equity Transfer Price”).  Party B shall pay such Equity Transfer Price in cash in US dollars.  For the purpose of calculation, the exchange rate of RMB to USD applicable for each installment of the Equity Transfer Price shall be the central parity of the RMB to USD buying rate and selling rate published by the People’s Bank of China on the payment date of such installment.

3.2	The Parties agree that the Equity Transfer Price hereunder shall be paid in three installment:

First Installment: USD equivalent to RMB4,000,000 (“First Installment of the Equity Transfer Price”), which shall be paid to the bank account designated by Party A within 10 working days after the execution date of this Contract;

Second Installment: USD equivalent to RMB28,673,736 (“Second Installment of the Equity Transfer Price”). The Second Installment of the Equity Transfer Price shall be paid to the bank account designated by Party A within 30 working days after the conditions precedent as set forth in Article 4.1 hereof have been satisfied or waived by Party B, as confirmed by Party B in writing.

Third Installment: USD equivalent to RMB10,000,000 (“Third Installment of the Equity Transfer Price”). The Third Installment of the Equity Transfer Price shall be paid to the bank account designated by Party A within 30 working days after the conditions precedent as set forth in Article 4.3 hereof have been satisfied or waived by Party B, as confirmed by Party B in writing. The Third Installment of the Equity Transfer Price shall be withheld as a deposit to secure the settlement of labor issues by Party A as addressed in Article 5 hereof (“Deposit”), namely that if Party A fails to settle all the relevant labor issues in a manner satisfactory to Party B pursuant to Article 5 hereof, then Party B shall have a right to keep such Deposit.

3.3
The Parties agree and confirm that the Second Installment of the Equity Transfer Price shall be adjusted at Party B’s sole discretion according to its review of the financial due diligence results and the stock take of the Company’s fixed assets and inventories, by means of a refund for any overpayment or additional payment for any deficiency to/by Party B. If and when the Second Installment of the Equity Transfer Price is adjusted pursuant to this Article 3.3, the amount of the Equity Transfer Price shall also be adjusted accordingly.

3.4
Party A shall provide Party B with a written statement indicating that it has received each installment, including but not limited to bank receipt, within 1 working day after receiving such installment of the Equity Transfer Price.

Article 4     Conditions Precedent

4.1
Party B shall purchase the Target Equity Interest hereunder and pay the Second Installment of the Equity Transfer Price only upon the consummation of the following conditions precedent. Party B is entitled but not obligated to waive one or several of the following conditions:

(1)
The organ of power of the Company (shareholders meeting or the board of directors, depends on the provisions of the Company’s articles of association) has executed all relevant resolutions and approved the execution of this Contract and the transactions contemplated hereunder;

(2)
All of the governmental approvals and registrations required in connection with this Contract, including but not limited to the reply and corresponding approval certificate issued by the Science Industry Trade and Information Technology Commission of Shenzhen Municipality with respect to the Equity Transfer hereunder, and consents and permits of any third party, shall have been duly obtained;

(3)
The Company has duly obtained the business license being issued by the Administration for Industry and Commerce with respect to the Equity Transfer hereunder, the Company’s amended articles of association has been submitted to the Administration for Industry and Commerce for record, and copies of such business license and amended articles of association have been delivered to Party B; according to the aforesaid documents, Party B has been lawfully registered as the sole owner of the Target Equity Interest;

(4)
Party B shall have finished its legal due diligence of the Company and shall be satisfied with the result of such due diligence; the Company shall have finished the relevant rectification in manners satisfactory to Party B according to the suggestions in connection with the results of due diligence proposed by Party B;

(5)
Party B shall have finished its financial due diligence of the Company and shall be satisfied with the result of such due diligence. Party B, together with Party A, shall have completed the stock take of the Company’s inventories and fixed assets; the Parties have adjusted the Second Installment of the Equity Transfer Price based on the results of the financial due diligence investigation and the stock take pursuant to Article 3.3 hereof, and confirmed the final amount of the Second Installment of the Equity Transfer Price in writing;

(6)	As of the Completion Date of Equity Transfer, no changes have occurred which may have a material adverse influence on the Company’s business, employees, assets and financial situation;

(7)
As of the Completion Date of Equity Transfer, the Company’s key employees (except for those employees who leave or terminate their labor contracts with Party B’s prior consent) who continue to work for the Company, has not materially breached their labor contracts, confidentiality agreements and non-competition agreements with the Company, and such contracts or agreements shall continue to be valid and effective;

(8)
As of the Completion Date of Equity Transfer, the senior managers have signed confirmation letters of labor contracts with respect to their labor relationship with the Company, and Party B will provide the terms and format of such confirmation letters of labor contracts;

(9)	As of the Completion Date of Equity Transfer, commitments and warrants made hereunder by Party A are true, accurate and sufficient, and commitments made hereunder by Party A have been fully completed;

(10)
As of the Completion Date of Equity Transfer, there shall be no existing, pending or contingent suit or legal proceeding, adverse injunction, judgment, order, arbitration, claim or administrative order that may lead to the following results: (i) preventing completion of any transaction provided hereunder; (ii) causing any transaction hereunder to be revoked after completion; (iii) engendering material adverse influences to Party B’s shareholding in the Company, or (iv) engendering any material adverse influences to the Company’s rights or capability to operate its business;

(11)	As of the Completion Date of Equity Transfer, there are no adverse changes of PRC laws preventing the completion of the contract objective hereunder.

4.2
Party B shall have the right to unilaterally terminate this Contract and perform the post-termination arrangements pursuant to the provisions hereof with respect to termination, provided that any of the conditions precedent set forth in Article 4.1 hereof has not been consummated according to this Contract (except for those conditions waived by Party B in writing).

4.3
Subject to the provisions in relation to the withholding of the Deposit as contemplated in Article 3.2 hereof, the Third Installment of the Equity Transfer Price shall be paid to the bank account designated by Party A within 30 working days after the following conditions precedent have been satisfied or waived by Party B, as confirmed by Party B in writing (such payment date shall be the “Payment Date of the Third Installment”):

(1)	One year has elapsed after the Completion Date of Equity Transfer hereunder;

(2)
As of the Payment Date of the Third Installment, the Company’s key employees (except for those employees who resign from the Company or terminate their labor contracts with Party B’s prior consent) who continue to work for the Company, has not materially breached their labor contracts, confidentiality agreements and non-competition agreements with the Company, and such contracts or agreements shall continue to be valid and effective;

(3)
As of the Payment Date of the Third Installment, commitments, representations and warrants made hereunder by Party A are true, accurate and sufficient, and Party A has performed or observed any of its obligations and warrants hereunder in all substantial aspects;

(4)
As of the Payment Date of the Third Installment, no changes, events or circumstances have occurred or are likely to occur which may have a material adverse influence on the Target Equity Interest, the Company’s employees, business, financial situation and/or the transactions contemplated hereunder;

(5)
As of the Payment Date of the Third Installment, there shall be no existing, pending or contingent suit or legal proceeding, adverse injunction, judgment, order, arbitration, claim or administrative order that may lead to the following result: (i) preventing completion of any transaction provided hereunder; (ii) causing any transaction hereunder to be revoked after completion; (iii) engendering material adverse influences to Party B’s ownership of the target assets, the target business and rights of transferred employees, or (iv) engendering any material adverse influences to the Party B’s rights or capability to operate the target business.

Article 5     Labor Issues

5.1
As of the Completion Date of Equity Transfer, if Party B proposes any amendments to the labor contract, confidentiality agreement, non-competition agreement and other agreement in relation to labor relationship entered into by and between the Company and its employees (including key employees), then Party A shall procure and ensure the Company and its employees to re-sign such contracts and agreements. Party B shall determine the time and manner for such re-signing.

5.2	Party A shall procure and ensure that key employees will not resign from the Company with one year after the Completion Date of Equity Transfer.

5.3
Party A shall be responsible for any labor disputes and any settlement, arbitration or lawsuit incurred from the Equity Transfer, bear all relevant fees and expenses, and compensate the Company or Party B against any compensation amount so incurred.

5.4
Party A shall unconditionally and irrevocably pay or compensate against any payable salaries, settlement fees, compensation or litigation fees incurred from any labor disputes between the Company and its employees with respect to their labor relationship established before the Completion Date of Equity Transfer (no matter that such labor disputes arise before or after the Completion Date of Equity Transfer), or payable economic compensation, social insurance and housing fund and other unpaid relevant fees; Party A shall unconditionally and irrevocably compensate Party B and/or the Company against any fees (including but not limited to attorney fees) arising from the resolution of such labor disputes by Party B and/or the Company.

5.5
Party A shall assume all economic compensation arising from the termination of labor contracts between the Company and its employees before the Completion Date of Equity Transfer; Party A shall unconditionally and irrevocably pay or compensate against any unpaid or insufficient paid social insurances, housing fund, social security fund or welfare fees, or unpaid or un-implemented penalties or other punishments by the competent labor administration bureau, which occurred before the Completion Date of Equity Transfer.

Article 6     Representations, Commitments and Warranties

6.1	Party A hereby unconditionally and irrevocably makes the following representations, commitments and warranties to Party B, as of the Completion Date of Equity Transfer:

(1)	Party A is a limited liability company duly incorporated and validly existing under Hong Kong laws;

(2)
Party A shall enjoy a sole and exclusive title and disposal right to the Target Equity Interest hereunder to be transferred to Party B; the Target Equity Interest is free from any pledge or any other security interests, interests of any third party, encumbrance of all kinds, and there does not exist any facts in relation to interest of third party nor any defect in law;

(3)
Party A warrants that all the permits and licenses required for the Company to continuously operate, are valid and effective as of the Completion Date of Equity Transfer, and to Party A’s best knowledge, there exists no fact, reason or possibility that may cause such permits or licenses to be repealed or revoked, or unable to be renewed or extended.

(4)	The execution of this Contract, the exercise of the rights or performance of the obligations pursuant to this Contract will not cause Party A to breach:

(a)	any laws, regulations, ordinances, judgments, rulings, arbitration awards, administration decisions and orders that are binding or relevant to Party A;

(b)	any document, contract or agreement to which Party A is a party, or any document, contract or agreement that has a binding force on Party A’s assets;

(c)	any articles of associations and internal regulations of Party A.

(5)
Party A is not involved in any litigations, arbitrations or any other possible legal or administrative proceedings, which are existing, pending, contingent, potential, or asserted by a third party; and to Party A’s best knowledge, no such litigation, arbitration or any other possible legal or administrative proceeding is about to take place.

(6)	In order that:

(a)	Party A may legally enter into this Contract and perform its obligations hereunder;

(b)	the obligations and responsibility of Party A herein are legal, valid and can be enforced in accordance with this Contract;

(c)	this Contract can be adopted as evidences within the PRC territory;

on or before the execution date of this Contract, Party A has taken all the actions, observed or satisfied all the conditions or terms required by the applicable laws.

(7)	Party A’s execution and performance of this Contract are within its scope of power and Party A have obtained necessary authorizations for such execution and performance;

(8)
The statements under Sections A and B as provided in the “WHEREAS” section are accurate, and the capital contribution in connection with the Target Equity Interest has been made, and there is no withdrawal of such contribution or feigned capital contribution.

(9)
Party A warrants that it has disclosed to Party B, all the facts that may have a material adverse effect on Party A’s ability to fully perform its obligations hereunder, or all the facts that may have a material adverse effect on Party B’s willingness to enter into this Contract once disclosed to Party B, and all the items disclosed or all the materials provided for this purpose, are substantially true, complete and accurate, and there is no false or misleading representations.

(10)
Party A represents, that the books of the Company are complete, and the financial statements disclosed for the purpose of the Equity Transfer are made in accordance with current Chinese laws and regulations and accounting rules. The afore-mentioned books and financial statements are complete, true and sufficient to reveal impartially the financial conditions of the Company upon the expiration of those fiscal periods and its performance within such fiscal periods. From the date of the issuance of such financial statements until the Completion Date of Equity Transfer, there is no material adverse change to the business or the financial conditions of the Company.

(11)
Party A warrants that the Company has never engaged in any acts violating PRC laws and regulations, and has never been involved in any litigations, arbitrations or administrative penalties, and none of the aforesaid situation is about to take place to Party A’s best knowledge.

(12)
Party A warrants that since the establishment of the Company until the Completion Date of Equity Transfer, it has observed all kinds of tax laws, has paid all the taxes and fees explicitly required by the taxation administrations, and has not received any overdue notices issued by the tax administrations or any other authorities, has not been fined due to taxation issues, is not involved in any pending investigation or dispute in connection with taxation issues.

(13)	Party A warrants that it will strictly observe relevant PRC taxation laws and regulations and pay taxes for the Equity Transfer Price in accordance with laws and regulations.

(14)
Party A represents and warrants that it will cooperate with Party B and other institutions after entering into this Contract to ensure it and/or the Company to complete the conditions precedent as provided under Article 4.1 of this Contract, strictly in accordance with this Contract, and provide Party B with relevant documents proving the completion of such conditions precedent within 1 working day upon the completion of every condition precedent.

(15)
Party A represents and warrants that it will be responsible or entrust the Company to submit relevant documents to competent authorities, apply for all the approvals, registrations and filings in connection with the transfer of the Target Equity Interest, so as to make sure that Party B is able to obtain all the documents required by laws and regulations and complete the Equity Transfer within the agreed period.

(16)	Party A warrants that on the Completion Date of Equity Transfer, there is no material asset or debt not disclosed to Party B in prior.

(17)
Party A warrants that, upon the receipt by itself or the Company of any acceptance, rejection, approval, reply issued by the competent authority in connection with the transfer of Target Equity Interest or notice requiring any modifications or supplementary materials, Party A shall timely inform Party B and provide the copies of such documents.

(18)
At any time before the Completion Date of Equity Transfer (including the Completion Date of Equity Transfer), in the event that Party A learns any situation that may cause its representations, commitments or warrants hereunder to be untrue or inaccurate, Party A shall immediately inform Party B in writing, and, as reasonably requested by Party B, take necessary remedy measures.

(19)
This Contract shall become effective and valid binding force to Party A, upon the execution and effectiveness of this Contract, and shall be enforceable against Party A in accordance with the terms of this Contract. Party A represents and warrants that it does not enjoy any exemption rights.

(20)	Party A will do its best to be responsible for or assist the Company in fulfilling all requirements on signatures, approvals, registrations, amendment to registration and filings procedures.

(21)	All the aforementioned representations, commitments and warranties of Party A are true, accurate, complete, sufficient, unconditional and without reservation.

6.2	Party B hereby unconditionally and irrevocably makes the following representations, commitments and warranties, as of the Completion Date of Equity Transfer:

(1)	Party B is a limited liability company duly incorporated and validly existing in accordance with Hong Kong laws.

(2)	Party B has obtained necessary corporate authorization to sign and perform this Contract;

(3)
Party B is not involved in any litigations, arbitrations or any other possible legal or administrative proceedings materially impacting or likely to materially impact the Equity Transfer, which are existing, pending, contingent, potential, or asserted by a third party.

(4)
At any time after the execution of this Contract, Party B warrants to cooperate with Party A and other institutions, to ensure the consummation of all the conditions precedent under Article 4.1 hereof.

(5)	All the statements under Section C as provided under “WHEREAS” section are true and accurate.

(6)
This Contract shall become effective and valid binding force to Party B, upon the execution and effectiveness of this Contract, shall be enforceable against Party B in accordance with the terms of this Contract. Party B represents and warrants that it does not enjoy any exemption rights.

(7)	All the afore-mentioned representations, commitments and warranties of Party B are true, accurate, complete, sufficient, unconditional and without reservation.

Article 7     Breach of Contract and Compensation

7.1
Failure of performance or sufficient performance of this Contract, breach of any commitment, representations and warrants hereunder, or failure to make true, accurate, complete covenants, statements and warranties by any Party shall constitute a breach of this Contract.  The breaching Party shall bear all and any liability of actual loss arising from such breach, and pay damages in full to the Party accepting such commitment, representation or warrant, which includes but is not limited to the whole loss, litigation and/or arbitration fees, attorney’s fees, investigation fees, evaluation fees and notarization fees of the non-breaching Party.  The respective breaching Parties shall bear their own corresponding liabilities for compensation arising from their respective breach in proportion with their respective faults in the event that both Parties under this Contract commit breach of this Contract.  This article shall not limit the right of the Parties to seek other legal remedies, including but not limited to the right to demand actual performance provided by the Contract Law of the PRC.

7.2
Party B shall be entitled to deduct directly the compensation amount from the Equity Transfer Price and recover any deficiency pursuant to the laws and this Contract in the event that Party A commits a breach under this Contract.

7.3
Party A shall make indemnification to Party B for any loss incurred by any litigation, arbitration, claim administrative proceeding or other legal proceeding against Party B arising from or relating to the Target Equity Interest occurring prior to the Completion Date of Equity Transfer.

7.4
Both Parties shall perform the obligations hereunder with the principles of good faith.  Unless otherwise provided by this Contract, in the event that either Party fails to perform, or breaches any terms, conditions, covenants, representations or warranties hereunder, the other Party shall be entitled to be compensated against all the losses, damages and the fees and costs arising from the litigations or claims by the non-performing or breaching Party.

Article 8     Sell Back Option

8.1
The Parties agree that, Party B is entitled to exercise a Sell Back Option to sell the Target Equity Interest back to Party A according to the following provisions, provided that Party B or the Company is subject to any claims, recourse, legal liabilities, is caused to loss the title of Target Equity Interest, or is prevented from operating the Company’s business, due to Party A’s material breach of this Contract (including but not limited to a violation of the non-competition provisions applicable to Party A and its Affiliates), malicious act and/or inaction, false statement and concealment.

8.2	The exercise period of the Sell Back Option is 3 years following the Completion Date of Equity Transfer.

8.3
Party B has a complete and independent option to resell the Target Equity Interest to Party A when exercising the Sell Back Option. Party A shall refund Party B the Equity Transfer Price already paid and pay a breach penalty calculated at an annual interest of 15% of the Equity Transfer Price already paid within 10 days after receipt of the notice issued by Party B. When Party B exercises the Sell Back Option, Party A agrees to execute all necessary documents and take all necessary action according to this Contract, including but not limited to timely executing documents required for alteration approval and registration with the competent government authorities.

8.4
In the event that a circumstance prescribed in Article 8.1 occurs but Party B does not exercise the Sell Back Option, Party B is entitled to rectify and adjust the Equity Transfer Price contemplated hereunder, and the adjusted Equity Transfer Price shall not exceed 70% of the original Equity Transfer Price. Party A shall refund the margin of the Equity Transfer Price before and after such adjustment unconditionally to Party B in the manner accepted by Party B within 10 days after receipt of written notice issued by Party B. In the event that Party A fails to pay such margin, Party B is entitled to deduct the margin from any fund payable to Party A.

Article 9     Termination

9.1	This Contract shall terminate upon the occurrence of any following events:

(1)	Both Parties agree to terminate in writing through amicable negotiation.

(2)
The amendment to the registration with Administration for Industry and Commerce reflecting the transaction contemplated hereunder has not been completed within 120 days as of the execution date of this Contract due to any reasons.

(3)	Party B reasonably requests termination of this Contract and the transaction hereunder for reasons caused by Party A.

(4)
A material adverse change occurs to the assets, business, employees or finance of the Company prior to the Completion Date of Equity Transfer, according to which Party B reasonably deems that the Equity Transfer hereunder may not be completed within reasonable time or the purpose of the transaction hereunder may not be achieved.

(5)
In the event that any conditions precedent set forth in Article 4.1 fails to be completed as prescribed by this Contract (unless waived by Party B), Party B shall be entitled to terminate this Contract unilaterally.

(6)
In the event that either Party materially breaches any provisions hereunder or any of its commitment, representation or warrant hereunder is false, the non-breaching Party may give written notice to the breaching Party requesting immediate cure and rectification of such breach.  In the event that the breaching Party fails to take measures to cure and rectify satisfactorily to the non-breaching Party within 60 days as of the issuance of the aforesaid written notice by the non-breaching Party, the non-breaching Party may terminate this Contract immediately.

(7)	This Contract may not be performed due to the newly-promulgated applicable laws and regulations.

(8)	The occurrence of Force Majeure Event as set forth in Article 10 hereof continuing for a period over six (6) months, which caused the impossibilities to perform this Contract.

9.2
In the event that this Contract terminates, Party A shall, within seven (7) working days upon the termination confirmed by both Parties in writing (under the circumstance of Article 9.1(1)), or upon the issuance of written notice by Party B (under the circumstances of Article 9.1(2)(3)(4)(5)), or upon the issuance of termination notice by the non-breaching Party (under the circumstance of Article 9.1(6)), or upon the occurrence of the events causing termination (under the circumstance of Article 9.1(7)(8)), refund to Party B’s designated account the Equity Transfer Price set forth in Article 3.1 (including but not limited to the First Installment of Equity Transfer Price) and the interests accrued thereon calculated in accordance with the benchmark loan interest rate of the People’s Bank of China on the refunding date for the period between the date of receipt of such amount by Party A and the date of refunding to Party B.  However, in the event that termination of this Contract is attributable and shall only be attributable to Party B’s faults, Party A shall only refund the principal of such amount without any interests.

9.3
In the event that this Contract terminates, either Party shall return to the other Party any records, documents or materials delivered pursuant to this Contract (whether the aforesaid records, documents or materials were delivered prior to or following the signing of this Contract).

9.4
In the event that the registration with the Administration for Industry and Commerce for the Equity Transfer has been completed when the Contract terminates, both Parties shall jointly carry out the amendment registration regarding the termination of this Contract in accordance with the relevant laws and regulations, and restore the relationship between both Parties and with the Company to the status prior to the execution of this Contract as follows: Party A shall hold 100% equity interest of the Company; Party B shall obtain from Party A the Equity Transfer Price set forth in Article 3.1 and the interests accrued thereon calculated in accordance with the benchmark loan interest rate of the People’s Bank of China on the refunding date for the period between the date of receipt of such amount by Party A and the date of refunding to Party B (in the event that termination of this Contract is attributable and shall only be attributable to Party B’s faults, Party A shall only refund the principal of such amount without any interests); in the event that the restoration of the relationship between both Parties and with the Company to the status prior to the execution of this Contract requires the execution of any other agreements or documents by both Parties, both Parties shall cooperate to execute such agreements or documents.

9.5
Any relevant fees arising from the preparation, performance or termination of the Equity Transfer hereunder, including but not limited to the taxes and fees, governmental charges, intermediary fees paid for the Equity Transfer, shall be borne by the breaching Party, if any.  The aforesaid amount shall be borne by both Parties pursuant to Article 13.2 hereunder in the event that there is no breaching Party.

9.6	Any liabilities for breaching this Contract shall not be released upon the termination of this Contract.

Article 10     Force Majeure Event

10.1
“Force Majeure Event” shall mean any event that is unforeseeable and its occurrence and consequence is unpreventable or unavoidable when executing this Contract, as a result of which any Party is completely or partially unable to perform any term under this Contract, including earthquake, tsunami, typhoon, floods, wars, epidemics and other aforesaid unforeseeable, unpreventable or unavoidable events, and also including events commonly regarded as Force Majeure Event under international commercial practice.

10.2
The affected Party shall be released from performing its responsibility or obligation hereunder during the continuation of the Force Majeure Event upon its occurrence and shall not be deemed as a breach of this Contract, provided that the affected Party shall immediately take all measures to give written notice to the other Party, and give the documents certifying the occurrence and/or continuation of the Force Majeure Event in accordance with the laws of the PRC within 15 days as of the occurrence of such Force Majeure Event. Otherwise it shall be deemed as no such Force Majeure Event occurs.

10.3	The affected Party shall make its best efforts to take all measures to mitigate the economic losses that may be caused by the Force Majeure Event.

10.4
The Parties shall negotiate to seek reasonable and fair solution upon the occurrence of any Force Majeure Event and make all the reasonable efforts to mitigate the negative impact of such Force Majeure Event on the performance of this Contract.

10.5
Neither Party shall be released from any liability by claiming the occurrence of Force Majeure Event in the event that the Force Majeure Event occurs after such Party’s delaying to perform any obligation hereunder by breaching this Contract.

Article 11     Confidentiality

11.1
Any Party has disclosed or may have to disclose to the other Party confidential and proprietary materials regarding their respective business and financial status and other confidential matters.  Unless otherwise provided by other confidentiality agreements, the receiving Party of the aforesaid materials (including written and non-written materials, hereinafter “Confidential Materials”) shall

(1)	keep confidentiality of the aforesaid Confidential Materials; and

(2)	refrain from disclosing the aforesaid Confidential Materials to any person or entity except for its own employees necessary to know the aforesaid Confidential Materials to perform their own duties.

11.2	The provisions of Article 11.1 shall not apply to the confidentiality materials as follows:

(1)	materials known by the receiving Party prior to the disclosure to the receiving Party by the disclosing Party, which can be proved by written record;

(2)	materials known by the public without the breach of this Contract by the receiving Party;

(3)	materials obtained from any third party without any confidentiality obligation for the Confidential Materials; or

(4)	materials contained in the documents published during process of completing relevant procedures regarding the Equity Transfer.

11.3
Each Party shall ensure that its directors, senior managers and employees in relation to this Equity Transfer, and the director, senior managers of its Affiliates and its employees in relation to this Equity Transfer shall comply with the same confidentiality obligation set forth in this Article 11.

11.4
The provisions in Article 11 shall not apply to the disclosure of the Confidential Materials to the Affiliates, intermediaries and the employees and counsels of both Parties for the purpose of the Equity Transfer, provided that in such event, such disclosure shall be restricted to the persons or entities necessary to know such materials to perform their own duties.

11.5
The provisions in Article 11 shall not apply to the disclosure by either Party of the materials to any governmental authorities or relevant organs or the public as provided by the relevant laws and regulations, or required by the listing rules both home and abroad or the securities exchanges or securities supervisory commissions both home and abroad, provided that the Party required to disclose as aforesaid shall give notice to the other Party regarding such requirement and its terms immediately prior to its disclosure.

11.6	The provisions in Article 11 shall not prevent a Party hereto from any publication or disclosure permitted by applicable laws and regulations in accordance with its own bona fide judgment.

Article 12     Non-competition

12.1
As of the Completion Date of Equity Transfer, pursuant to this Contract, Party A and its Affiliates shall not directly or indirectly engage in any activities that constitute or may constitute competition with Party B or the Company, or deprive of, impair or infringe upon or may deprives of, impair or infringe upon the business interest or business opportunity of Party B or the Company, or shall not obtain or own interest from such activities and shall not, directly or indirectly in any capacity or in any way procure, solicit or cause the employees, service providers, clients, counsels or agents establishing or to establish relations of employment, service, counseling, agent to cease or terminate any aforesaid relations with Party B or the Company, or cause any aforesaid persons to waive or refuse to establish any aforesaid relationship with Party B or the Company, or conduct any activities purporting to achieve the aforesaid consequences.

12.2
Party A agrees and confirms that it shall compensate Party B and/or the Company against all the losses arising from its breach of the aforesaid non-competition obligations, including but not limited to reasonable attorney’s fees.  Any competing activities conducted by Party A’s Affiliates shall be deemed as Party A’s breach of this article, and Party A shall be jointly liable for such breach by its Affiliates.

Article 13     Miscellaneous

13.1	Date of Effectiveness

This Contract shall become effective upon signature and sealing by the legal representatives or authorized representatives of both Parties and approved by the relevant approval authorities.

13.2	Fees

Unless otherwise provided by this Contract, all the legal taxes and fees arising from the execution and performance of this Contract shall be born respectively by both Parties as provided by the relevant laws and regulations.  In the event that the relevant laws and regulations fail to determine the bearing party, Party A and Party B shall each bear fifty percent (50％) of such fees, and neither Party shall be obliged to withhold and remit the aforesaid amount for the other Party.  Notwithstanding the aforesaid provisions, the fees arising from the approval and registration of the Equity Transfer shall be borne by the Company.

13.3	Applicable Laws

This Contract shall be governed by the laws of the PRC, and the laws of the PRC shall be applicable to its execution, validity, interpretation, performance and the resolution of any dispute arising herefrom.  In the event that the laws of the PRC fail to provide for any designated matters with respect to this Contract, general international commercial practice shall be referred to for such matters.

13.4	Dispute Resolutions

In the event that any dispute arising out of or relating to this Contract occurs, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations.  In the event that the Parties fail to settle such dispute through such consultation, any dispute or claim arising from this Contract shall be submitted to China International Economic and Trade Arbitration Commission (the “CIETAC”) South China Sub-Commission for arbitration in accordance with the then effective and applicable arbitration rules of CIETAC in Shenzhen.  During the proceeding of the arbitration, the provisions of this Contract (except for the disputed matters) shall continue to be performed.

13.5	Language and Counterpart

This Contract is written and executed in Chinese in four (4) original copies with equal legal force. Each Party shall hold one (1) copy and the Company shall keep one (1) copy on file and the remaining copy shall be used for handling the approval and registration procedures.

13.6	Severability

The invalidity of any provisions hereof determined by any competent authorities shall not prejudice the validities of other provisions of this Contract.

13.7	Entire Agreement

This Contract constitutes the entire agreement of the Parties on the subject matter hereof, and shall supersede all prior intentions, understandings, agreements, other written records, oral consensus or promises reached among the Parties with respect to this Contract.

13.8	Amendment and Supplement of this Contract

Both Parties shall make amendment and supplement to this Contract by written agreement for any matters not provided in this Contract.  The amendment and supplemental agreement with respect to this Contract signed and sealed by both Parties shall constitute part of this Contract with equal legal validity.

13.9	Exercise of rights

Any omission or delay in exercising any right hereunder by either Party shall not be deemed as a waiver of such right by such Party.  Any separate or partial exercise of any right shall not exclude any further exercise of such right in future circumstances.  The waivers to claim for any breach thereof shall be made in writing, and shall only be effective upon signed by its legal representatives or authorized representatives and affixed with its seal.

13.10	Transfer of rights and obligations

Unless otherwise provided by this Contract, without prior written consent by the other Party, neither Party shall transfer all or part of its rights or obligations under this Contract.

13.11	Notice and Delivery

Unless otherwise provided by this Contract, all notices and written communications given hereunder by either Party shall be in Chinese and be delivered by email, courier, facsimile or express mail. The following addresses shall be used until any change thereto noticed in writing by either Party:

Party A：	NEW-METAL (H.K.) TECHNOLOGY LIMITED
Address:	Room 701, Sino Centre, 582-592 Nathan Road, Mongkok, Kowloon, Hong Kong
Telephone：	852-22648532
Facsimile：	852-22648570
Attn：	Xie Zhongxu

Party B：	LUCK LOYAL INTERNATIONAL INVESTMENT LIMITED
Address:	Sunna Motor Industry park, 2nd Fuyuan Road, Fuyong Hi-tech Park, Bao'an District, Shenzhen
Telephone：	+86-755 8149 9969
Facsimile：	+86-755 8149 9855
Attn：	Li Jianrong
Email:	ljr1660@gmail.com

The date of receiving any notice or written communication shall be:

(1)	the time of sending out the corresponding e-mail when delivered by e-mail;

(2)	the exact time as indicated on the corresponding transmission record when delivered by facsimile;

(3)	the third date following the delivery of such courier/express mail when delivered by courier/express mail; or

(4)	the signing date of the recipient or the relevant person at the receiving address when delivered by personal service.

[Signature Pages]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Contract as of the date first above written.

Party A: NEW-METAL (H.K.) TECHNOLOGY LIMITED

By： /s/  XIE Zhongxu
Authorized Representative： XIE Zhongxu

Party B: LUCK LOYAL INTERNATIONAL INVESTMENT LIMITED

By： /s/  LI Jianrong
Authorized Representative： LI Jianrong